UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2018

CABOT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)
1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)
TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not  to use the extended transition  period for complying with any new or revised financial accounting  standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 2.02  Results of Operations and Financial Condition

On August 6, 2018, Cabot Corporation (the “Company”) issued a press release announcing its financial results for its fiscal quarter ended June 30, 2018 and furnished the press release with a Current Report on Form 8-K (the “Original 8-K”).  The press release contained an error in the discussion of cash performance, and stated that net working capital in the quarter increased by $72 million.  The correct amount was $58 million.  The correct statement of our cash flows from operating activities is as follows: “During the quarter ended June 30, 2018, our cash flows from operating activities were $62 million, which was net of a $58 million increase in net working capital.”

For ease of reference, we are filing this 8-K/A to amend the Company’s Original 8-K to correct this error in the discussion of our cash performance, and to make the related change in the Condensed Consolidated Statements of Cash Flows and the Reconciliation of Discretionary Free Cash Flow.

The information furnished with this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed.:

Exhibit 99.1    Press Release issued by Cabot Corporation dated August 6, 2018, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ James P. Kelly
Name:	James P. Kelly
Title:	Vice President and Controller

Date:  August 7, 2018